Exhibit 31.3
I, Jeanne T. Prayther, certify that:
1.	I have reviewed this annual report on Form 10-K of Levitt Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
/s/ Jeanne T. Prayther
Jeanne T. Prayther,
Chief Accounting Officer
Date: April 27, 2007